UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K/A

CURRENT REPORT

(Amendment No. 1)

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2006

VITESSE SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

       1-31614              77-0138960

           (Commission File Number)  (IRS Employer Identification No.)

741 Calle Plano, Camarillo, California (Address of principal executive offices)	93012 (Zip Code)

Registrant’s telephone number, including area code: (805) 388-3700

                Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountants.

On December 14, 2006, the Board of Directors of Vitesse Semiconductor Corporation (“Vitesse” or the “Company”) and the Audit Committee of the Board of Directors of Vitesse determined to dismiss KPMG LLP (KPMG) as the independent public accountants of Vitesse.

The report of KPMG on Vitesse’s consolidated financial statements at September 30, 2005 and 2004 and for the years in the three-year period ended September 30, 2005 did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. However, as previously reported, Vitesse’s published financial statements, including its consolidated financial statements at September 30, 2005 and 2004 and for the years in the three-year period ended September 30, 2005 and the Managements Report on Internal Control over Financial Reporting as of September 30, 2005 and the report of KPMG relating to the effectiveness of Vitesse’s internal controls over financial reporting and management’s assessment thereof as of September 30, 2005, should not be relied upon. No financial statements for any period subsequent to December 31, 2005 have been published by Vitesse.

As previously reported, in April 2006 the Board of Directors of Vitesse formed a Special Committee to review issues that had been raised regarding the possible backdating of stock options by Vitesse. The Special Committee found evidence that members of Vitesse’s former senior management and certain other employees backdated and manipulated the grant dates of stock options granted by Vitesse over several years. Such backdating and manipulation resulted in lower exercise prices for the stock options. Members of Vitesse’s former senior management subsequently attempted to create or alter documents in order to conceal these practices from the Board of Directors, outside counsel and the Special Committee. The officers and employees identified by the Special Committee as being involved in the backdating and document integrity issues are no longer with Vitesse.

The Special Committee also reviewed several accounting issues that came to its attention. The Special Committee found evidence of the following practices:

•	the failure to record credits for merchandise returns and other customer credits in appropriate accounting periods and to write-off related accounts receivables;

•	the failure to record returned merchandise in the appropriate accounting periods or, in some cases, at all;

•	permitting merchandise returns significantly in excess of the customers’ contractually permitted levels, and the improper handling for those returns;

•	inaccurate application of payments received from customers to older accounts receivables, many of which already should have been written off, rather than to the proper accounts receivables;

•

the recognition of revenue on consignment sales and purported shipments to distributors that did not meet the requirements for revenue recognition, including shipments prior to customers’ requested shipment dates and shipments to warehouses;

•	improper deferral of revenue from one accounting period to a later accounting period;

•	the improper accounting for certain transactions as sales of accounts receivable rather than borrowings;

•	the increase of cash balances at the end of a number of accounting periods by methods that were not representative of cash balances during the accounting period; and

•	manual journal entries that overrode Vitesse’s internal controls and that, among other things, facilitated some of the practices described above.

The Special Committee found evidence that certain of these practices appear to have been used on certain occasions to manipulate revenues for accounting periods to meet Wall Street expectations. The Special Committee also found evidence that certain officers and employees may have prepared or altered documents or Vitesse’s financial records to conceal some of these practices from Vitesse’s Board of Directors and its independent public accountants.

KPMG has informed Vitesse that it believes its audit procedures were impeded and its audit scope was restricted. KPMG has stated that, notwithstanding its requests, KPMG was not provided with sufficient access to the conclusions reached by the Special Committee of Vitesse's Board of Directors, the report to the Special Committee of its investigating counsel, Munger Tolles & Olson LLP (Munger), and the documentation supporting that report, as evidenced by the following:

i)	The Company and the Special Committee's refusal to provide KPMG adequate information regarding the results of Munger's investigation into Vitesse employee email and other documents.
ii)

The Company and the Special Committee's refusal to provide KPMG adequate information regarding the results of Munger's investigation into the conduct of certain members of the Company's sales organization and the current Chief Executive Officer.

iii)	The Company and the Special Committee's refusal to provide KPMG with adequate information as it relates to Munger's investigation into manual journal entries.

KPMG also has informed Vitesse that it believes that the following are reportable events as they constitute matters that could have caused KPMG to be unwilling to rely on management's representations or be associated with the Company's financial statements, but, due to audit scope limitations asserted by KPMG above and the dismissal of KPMG, remained unresolved:

i)

The conclusions that may have been reached and basis for such conclusions regarding discussions held between senior management of Vitesse, members of the Board of Directors and/or members of the Audit Committee and Vitesse's external counsel between November 2005 and April 2006 regarding the dating of stock option grants.

ii)

KPMG's ability to exercise its responsibilities under Section 10A of the Securities Exchange Act of 1934 and to assess the appropriateness of the remedial actions associated with certain individuals in accounting positions who appear to have had knowledge of or participated in possible illegal acts.

iii)	The conclusions that may have been reached and basis for such conclusions regarding interviews conducted by Munger of members of the Vitesse Board of Directors and of Vitesse's external counsel.

Subject to the foregoing, during Vitesse’s two most recent fiscal years and the subsequent interim period before the dismissal of KPMG, to the knowledge of the management of Vitesse, (i) there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make a reference to the subject matter of the disagreement in connection with its report; and (ii) none of the “reportable events” identified in Item 304 (a) (1) (v) (A) through (D) of Regulation S-K occurred.

Vitesse provided KPMG with a copy of the disclosure it is making in this Item 4.01.  Vitesse has requested that KPMG furnish Vitesse with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by Vitesse in this Item 4.01 and, if not, stating the respects in which it does not agree.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

On December 14, 2006, John C. Lewis informed the Board of Directors of the Company that he intends to retire as a Director of the Company, effective January 1, 2007.

On December 14, 2006, the Board of Directors of the Company appointed Richard Yonker as Chief Financial Officer of the Company. Mr. Yonker, age 59, was the chief financial officer of Capella Photonics, a telecommunications company, from October 2005 to November 2006. He also served as chief financial officer of Avanex Corporation, a optical telecommunications company, from April 2005 to September 2005, Actelis Networks, a telecommunications company, from May 2004 to April 2005, Bermia, a WiFi semiconductor company, from November 2003 to April 2004, Gluon Networks, a telecommunications switch company, from February 2003 to October 2003 and Agility Communications, a telecommunications company, from November 2000 to January 2003. He currently is a director of Logic Vision. Mr. Yonker holds a bachelor’s degree in industrial engineering from the General Motors Institute and a master’s degree in finance management from the Massachusetts Institute of Technology.

Shawn C.A. Hassel, Managing Director of Alvarez & Marsal, LLC, has been acting as Chief Financial Officer of the Company on an interim basis, and will become Chief Restructuring Officer to assist Chris Gardner, the Company’s Chief Executive Officer, and Mr. Yonker in rebuilding the Company’s accounting and financial staff and internal controls and to insure a smooth transition of these responsibilities from personnel of Alvarez & Marsal to Company personnel.

The Company has entered into an Employment Agreement with Mr. Yonker, a copy of which is incorporated by reference in this Form 8-K/A as Exhibit 10.1 and is incorporated herein by reference, that provides, in part, that Mr. Yonker:

1.

will receive a base salary of $275,000, a signing bonus of $25,000 and, during his first year of employment, a bonus of up to $100,000 if the vacancies of the Company accounting and financial staff are filled, the Company is current in its filings under the Securities Exchange Act of 1934 or the Company’s common stock is listed on the Nasdaq Global Market;

2.	will receive an initial grant of 300,000 incentive stock options, at an exercise price equal to the fair market value of the Company’s common stock on the date of grant and vesting over four years;
3.	will be entitled to employee benefits provided to other senior executives; and
4.	will receive severance pay, equal to 12 months base salary, if his employment is terminated for Good Reason (as defined) or other than For Cause (as defined), death or disability.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits
	Item No.	Description

10.1

Employment Agreement, dated November 16, 2006, between Vitesse Semiconductor Corporation and Richard Yonker (included as Exhibit 10.1 in Vitesse’s Form 8-K filed December 20, 2006 and incorporated herein by reference)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Camarillo, State of California, on January 3, 2007.

VITESSE SEMICONDUCTOR CORPORATION

By:	/s/ Christopher Gardner

Christopher Gardner

Chief Executive Officer

EXHIBIT INDEX

Item No.	Description

10.1

Employment Agreement, dated November 16, 2006, between Vitesse Semiconductor Corporation and Richard Yonker (included as Exhibit 10.1 in Vitesse’s Form 8-K filed December 20, 2006 and incorporated herein by reference)